UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):   August 31, 2009

Strategic Diagnostics Inc.
(Exact Name of Registrant Specified in Charter)

Delaware	000-68440	56-1581761
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

111 Pencader Drive
Newark, DE	19702
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (302) 456-6789

                                   Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into A Material Definitive Agreement.

On August 31, 2009, Strategic Diagnostics Inc. (“we,” “us,” and “our”) and the DuPont Qualicon Division of E. I. du Pont de Nemours and Company (“DuPont Qualicon”) entered into an Amended and Restated Distribution Agreement, effective as of such date (the “Amended and Restated Distribution Agreement”).

Under the Amended and Restated Distribution Agreement, the parties expanded their existing arrangement to include our proprietary RapidChek® SELECT™ products, which had previously not been covered by the arrangement, along with our RapidChek E. coli O157:H7, Salmonella and Listeria products.  DuPont Qualicon markets these products outside the United States as the DuPont™ Lateral Flow System. We will continue to market its RapidChek and RapidChek SELECT line of food pathogen test systems directly in the United States and through selected distributors outside the U.S.

The term of the Agreement commenced as of August 31, 2009 and continues through December 31, 2011 and thereafter for successive one year periods unless we or DuPont Qualicon provides the other party notice of its intent not to renew at least 90 days prior to the end of the initial term or any renewal term or unless the Agreement is otherwise terminated in accordance with its terms.

A copy of this Agreement will be filed as an exhibit to the Company's Quarterly Report on SEC Form 10-Q for the quarter ended September 30, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRATEGIC DIAGNOSTICS INC.

September 4, 2009	By:	/s/ Francis M. DiNuzzo
Name: Francis M. DiNuzzo
Title: President and Chief Executive Officer